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                                                                  EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into as of March 31, 1999, by and among The UniMark Group, Inc., a Texas corporation (the "COMPANY"), and Charles Horne, an individual (the "EXECUTIVE").

         WHEREAS, the Company wishes to employ Executive and Executive wishes to be an Executive of the Company for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing promises and the covenants, conditions, representations and warranties contained herein, the parties hereto agree as follows:

         1. Employment. Executive shall perform services for the Company in the position of Chief Financial Officer and Executive shall perform such duties and responsibilities as may be assigned from time to time by the Company's Board of Directors (the "Board") consistent with Executive's position. During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth below and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

         2. Term of Agreement. The term of this Agreement shall commence as of March 31, 1999 (the "EFFECTIVE DATE"), and shall continue for a period of 48 consecutive months (the "TERM") unless Executive's services are terminated pursuant to the provisions of Section 7 hereof. If prior to three (3) months before the end of the Term the Company has not advised Executive by written notice that Executive's employment shall not be terminated at the end of the term, the term of this Agreement shall be extended for an additional 12 consecutive months under the same terms or under such terms and conditions agreed upon by mutual consent of the parties hereto.

         3. Location of Services. Executive's services under this Agreement shall be performed primarily at the facilities of the Company located in Bartonville, Texas, or at such other facilities as the Company and Executive may agree upon from time to time. Executive shall not be required to relocate his primary residence during the terms of this Agreement. Executive acknowledges and agrees that Executive's job responsibilities may require reasonable travel, and Executive agrees to travel as necessary to discharge those duties.

         4. Standard Terms; Proprietary Information. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.



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         5. Compensation.

            5.1 Base Compensation. Effective as of the Effective Date, the Company shall pay to Executive base compensation at the annualized rate as set forth below, less taxes and other usual deductions:


FOR THE TWELVE MONTH PERIOD ENDING MARCH 31:         BASE COMPENSATION AMOUNT:
        2000                                               $180,000.00
        2001                                               $189,000.00
        2002                                               $198,450.00
        2003                                               $208,372.00

        Executive's base compensation shall be payable in installments consistent with the Company's normal payroll practices for its executives.

            5.2 Bonus Compensation. On March 31 of each year following the execution of this Agreement (the "Anniversary Date"), the Company may pay to Executive aggregate a performance bonus compensation (the "PERFORMANCE BONUS") not to exceed 50 percent of Executive's then applicable base compensation amount, as set forth in Section 5.1 hereof. The Performance Bonus shall consist of (a) a subjective review component (the "SUBJECTIVE COMPONENt") and (b) a financial performance component (the "FINANCIAL PERFORMANCE COMPONENT").

         (a) The Subjective Component. On an annual basis, the Executive and the Company shall mutually outline specific subjective criteria to be accomplished by the Executive during the following 12 month period (the "ANNUAL OBJECTIVES"). The Annual Objectives shall be presented to the Compensation Committee and/or the Board of Directors for approval and such approval shall not be unreasonably denied or delayed. Based upon Executive's performance during the preceding year, including, but not limited to, achievement of the Annual Objectives, the Compensation Committee, in its sole discretion, shall determine the amount of the of the Subjective Component and authorize the Company to pay up to the following amounts:


FOR THE TWELVE MONTH PERIOD ENDING MARCH 31:    MAXIMUM SUBJECTIVE COMPONENT AMOUNT:

        2000                                           $63,000.00
        2001                                           $66,150.00
        2002                                           $69,457.50
        2003                                           $72,930.00

         (b) The Financial Performance Component. Company shall pay to Executive as the Financial Performance Component of the based upon the Company's achievement of (i) Budget Revenue (as defined below) and (ii) Budget Net Income (as defined below). As used herein, (i) "BUDGET REVENUE" shall mean the total revenue amount of the Company, as set forth in the annual budget approved by the Company's Board



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                of directors for such fiscal year, (ii) "BUDGET NET INCOME"
                shall mean the net income amount of the Company as set forth in the annual budget approved by the Company's Board of directors for such fiscal year, (iii) "ACTUAL REVENUE" shall mean the Company's annual revenue for such fiscal year as set forth in its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission and (iv) "ACTUAL NET INCOME" shall mean the Company's annual net income for such fiscal year as set forth in its Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

                (i) With respect to the revenue component of the Financial Performance Component, on each Anniversary Date, the Company shall pay to Executive an amount as follows for each of the fiscal year as follows:

FOR THE TWELVE MONTH PERIOD        FINANCIAL PERFORMANCE COMPONENT BASED UPON
ENDING MARCH 31,                   BUDGET REVENUE:

2000                               (i)    If the Company's Actual Revenue for
                                          fiscal 1999 is 90% of Budget Revenue
                                          for fiscal 1999, the Company shall pay
                                          Executive $4,500; or
                                   (ii)   If the Company's Actual Revenue for
                                          fiscal 1999 is 100% of Budget Revenue
                                          for fiscal 1999, the Company shall pay
                                          Executive $9,000; or
                                   (iii)  If the Company's for fiscal 1999 is
                                          110% of Budget Revenue or higher for
                                          fiscal 1999, the Company shall pay
                                          Executive $13,500.

2001                               (i)    If the Company's Actual Revenue for
                                          fiscal 2000 is 90% of Budget Revenue
                                          for fiscal 2000, the Company shall pay
                                          Executive $4,725; or
                                   (ii)   If the Company's Actual Revenue for
                                          fiscal 1999 is 100% of Budget Revenue
                                          for fiscal 1999, the Company shall pay
                                          Executive $9,450; or
                                   (iii)  If the Company's Actual Revenue for
                                          fiscal 1999 is 110% of Budget Revenue
                                          or higher for fiscal 1999, the Company
                                          shall pay Executive $14,175.

2002                               (i)    If the Company's Actual Revenue for
                                          fiscal 2001 is 90% of Budget Revenue
                                          for fiscal 2001, the Company shall pay
                                          Executive $4,961; or
                                   (ii)   If the Company's Actual Revenue for
                                          fiscal 1999 is 100% of Budget Revenue
                                          for fiscal 1999, the Company shall pay
                                          Executive $9,922; or
                                   (iii)  If the Company's Actual Revenue for
                                          fiscal 1999 is 110% of Budget Revenue
                                          or higher for fiscal 1999, the Company
                                          shall pay Executive $14,889.



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2003                               (i)    If the Company's Actual Revenue for
                                          fiscal 2002 is 90% of Budget Revenue
                                          for fiscal 2002, the Company shall pay
                                          Executive $5,209; or
                                   (ii)   If the Company's Actual Revenue for
                                          fiscal 2002 is 100% of Budget Revenue
                                          for fiscal 2002, the Company shall pay
                                          Executive $10,418; or
                                   (iii)  If the Company's Actual Revenue for
                                          fiscal 2002 is 110% of Budget Revenue
                                          or higher for fiscal 2002, the Company
                                          shall pay Executive $15,628.


                  (ii) With respect to the net income component of the Financial Performance Component, the Company shall pay to Executive an amount of follows for each of the fiscal year as follows:


FOR THE TWELVE MONTH PERIOD         FINANCIAL PERFORMANCE COMPONENT BASED UPON
ENDING MARCH 31,                    BUDGET NET INCOME:

2000

                                   (i) If the Company's Actual Net Income for fiscal 1999 is 90% of Budget Net Income for fiscal 1999, the Company shall pay Executive $4,500; or
                                   (ii)   If the Company's Actual Net Income for
                                          fiscal 1999 is 100% of Budget Net
                                          Income for fiscal 1999, the Company
                                          shall pay Executive $9,000; or
                                   (iii)  If the Company's Actual Net Income for
                                          fiscal 1999 is 110% of Budget Net
                                          Income or higher for fiscal 1999, the
                                          Company shall pay Executive $13,500.

2001                               (i)    If the Company's Actual Net Income for
                                          fiscal 2000 is 90% of Budget Net
                                          Income for fiscal 2000, the Company
                                          shall pay Executive $4,725; or
                                   (ii)   If the Company's Actual Net Income for
                                          fiscal 1999 is 100% of Budget Net
                                          Income for fiscal 1999, the Company
                                          shall pay Executive $9,450; or
                                   (iii)  If the Company's Actual Net Income for
                                          fiscal 1999 is 110% of Budget Net
                                          Income or higher for fiscal 1999, the
                                          Company shall pay Executive $14,175.

2002                               (i)    If the Company's Actual Net Income for
                                          fiscal 2001 is 90% of Budget Net
                                          Income for fiscal 2001, the Company
                                          shall pay Executive $4,961; or
                                   (ii)   If the Company's Actual Net Income for
                                          fiscal 1999 is 100% of Budget Net
                                          Income for fiscal 1999, the Company
                                          shall pay Executive $9,922; or


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                                   (iii)  If the Company's Actual Net Income for
                                          fiscal 1999 is 110% of Budget Net
                                          Income or higher for fiscal 1999, the
                                          Company shall pay Executive $14,884.

2003                               (i)    If the Company's Actual Net Income for
                                          fiscal 2002 is 90% of Budget Net
                                          Income for fiscal 2002, the Company
                                          shall pay Executive $5,209.31; or
                                   (ii)   If the Company's Actual Net Income for
                                          fiscal 2002 is 100% of Budget Net
                                          Income for fiscal 2002, the Company
                                          shall pay Executive $10,418; or
                                   (iii)  If the Company's Actual Net Income for
                                          fiscal 2002 is 110% of Budget Net
                                          Income or higher for fiscal 2002, the
                                          Company shall pay Executive $15,628.

         5.3 Options for Common Stock Options Granted. On the Effective Date and in connection with his employment with the Company, the Company shall grant to Executive options for fifty thousand (50,000) shares of Common Stock, par value $.01 per share, of The UniMark Group, Inc. at market value at the date of grant pursuant to The UniMark Group, Inc.'s 1994 Executive Stock Option Plan (the"INITIAL GRANT"). The options included in the Initial Grant vest immediately. In addition, on an annualized basis, the Company shall grant to Executive options for ten thousand (10,000) shares of Common Stock, pursuant to The UniMark Group, Inc.'s 1994 Executive Stock Option Plan.

         6. Benefits.

            6.1 General. Except as otherwise expressly provided in this Section 6, for as long as Executive is employed by the Company, Executive shall be entitled to all fringe benefits that the Company may make available from time to time for its executive Executives, including a car allowance of $650 per month. Without limitation, such fringe benefits shall include those available, if any, under any health and benefits package, life insurance and disability programs, and participation in any plan or program designed for all executive Executives by the Company. Executive shall be entitled to paid vacation in accordance with the Company's standard employment policies and practices for executive Executives, as the same may be in effect from time to time. In addition, Executive shall be entitled to take all Company holidays as the same may be designated by the Company from time to time for all Executives. Executive shall receive such additional fringe benefits, if any, as the Board shall determine in its sole discretion from time to time. Executive shall be entitled to, at the sole cost of the Company, no less than Eighty Thousand Dollars ($80,000) in life insurance, and shall be named as an additional insured under the Company's Director and Officer liability insurance policy.

            6.2 Business Expenses. The Company shall reimburse Executive for all ordinary and necessary expenses incurred by Executive, including disbursements, in the performance of Executive's duties for the Company upon presentation within the time period specified by the Company of an itemized statement of all expenses incurred showing the date, nature, recipient, purpose and amount of each item, subject to prior approval of the Company as required of executive Executives.



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            6.3 Termination of Benefits. All unvested benefits provided under this Section 6 shall terminate concurrently with termination of Executive's employment hereunder for any reason whatsoever. Nothing herein shall vest any rights in any profit sharing or bonus plans, general expense or automotive reimbursements, and similar fringe benefits that the Company may provide, if any, beyond the date on which Executive's employment is terminated for any reason.

         7. Termination of Employment.

            7.1 Termination For Cause. Notwithstanding any other provision of this Agreement, Executive's employment with the Company may be terminated for cause at any time by the Company, upon reasonable notice to Executive. For the purposes of this Agreement, "cause" shall mean (a) gross or habitual failure to perform pursuant to the terms of this Agreement and such performance failure is not corrected within thirty (30) days after written notice by the Company or the Board to Executive thereof; or (b) misconduct, including, but not limited, to:
(i) conviction of a crime or entry of a plea of nolo contendere with regard to a crime involving moral turpitude or dishonesty, (ii) any breach of the Non-Disclosure Agreement, (iii) Executive's repeated insubordination or refusal to comply with any lawful and reasonable request of the Board relating to the scope or performance of Executive's duties, provided Executive receives written notice of asserted insubordination and reasonable opportunity to cure such asserted insubordination, or (iv) conduct that in the good faith and reasonable determination of the Board demonstrates Executive's gross unfitness to serve, provided Executive receives written notice of asserted conduct and reasonable opportunity to cure such asserted conduct.

            7.2 Termination Without Cause. The Company may terminate Executive's employment under this Agreement without cause at any time upon written notice to Executive.

            7.3 Termination for Death or Disability. Employment hereunder shall automatically terminate upon Executive's death or disability. Disability, for purposes of this Agreement, shall mean a physical or mental disability that interferes with Executive's ability to perform duties pursuant to this Agreement for a continuous period of six (6) months or more.

            7.4 Termination of Executive. Executive shall be entitled to terminate Executive's employment with the Company during the term, within 60 days after the occurrence of a Change in Control (as defined in Section 7.5), for any reason or without any reason whatsoever, with the right to severance compensation as provided in Section 7.5 of this Agreement.

            7.5 Severance Payment after Change in Control.

            (a) If the Executive terminates Executive's employment pursuant to
Section 7.4 hereof, Executive shall be entitled to a lump sum severance payment as set forth in Section 8.2.

            (b) For purposes of this Agreement, a "Change in Control" shall be deemed to have taken place if, at any time during the term, any of the following events occurs:

                (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation,


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reorganization or exchange less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transactions are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

                (ii) The Company, in any transaction or series of related transactions, sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or sales are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the Company immediately prior to such sale; or

                (iii) The Company and its affiliates shall sell or dispose of (in a single transaction or series of related transactions) business operations that generated two-thirds of the consolidated revenues (determined on the basis of the Company's four most recently completed fiscal quarters for which reports have been filed under the Securities Exchange Act of 1934) or the Company and its subsidiaries immediately prior thereto.

         8. Post-Termination Compensation.

            8.1 Termination By the Company for Cause. Notwithstanding any other provision of this Agreement to the contrary, if Executive's employment is terminated for cause pursuant to Section 7.1, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments except for the Financial Performance Component set forth in Section 5.2 with respect to any fiscal year completed before the date that the Company sends written notice of termination to Employee.

            8.2 Termination By the Company Without Cause. If the Company terminates this Agreement without cause as defined in Section 7.2 hereof, then the Company shall pay Executive severance in one payment equal to Executive's then applicable base compensation as determined pursuant to Section 5.1 for twelve (12) months within 15 days after such termination. In addition, subject to the Company's sole discretion, the Company shall pay for reasonable executive level outplacement costs. The Company shall make no further bonus payments except for the Financial Performance Component set forth in Section 5.2 with respect to any fiscal year completed before the date that the Company sends written notice of termination to Employee..

            8.3 Termination By Executive's Death or Disability. If employment shall terminate by reason of Executive's death or disability, the Company shall compensate Executive or Executive's estate pursuant to the Company's death and disability insurance plan in place at the time of Executive's termination.

         9. Noncompetition. Until two (2) years after termination of Executive's employment with the Company, Executive shall not (a) either directly or indirectly, carry on, engage in or have any interest in any fruit processing, distribution or marketing business that competes with the Company, excepting ownership by Executive of no more than five percent (5%) of the publicly traded common stock of any corporation, (b) without the express written consent of the Company, accept employment with, or in any other manner agree to provide, for compensation, services for any


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other person or entity that competes directly or indirectly with the Company, or
(c) materially disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its Executives, disrupting its relationship with customers, agents, representatives or vendors, or otherwise.

         10. Arbitration. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting this Agreement shall be decided by arbitration by the Judicial Arbitration Mediation Services, Inc. ("JAMS") in accordance with the rules and regulations of JAMS, or by any other body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of any party under appropriate protection for proprietary and confidential business information.

             Before filing a demand for arbitration, a party must send the other parties written notice identifying the matter in dispute and invoking the procedures in this paragraph. Such written notice shall be sent promptly after the party knew or reasonably should have known of an alleged violation of this Agreement. Within fifteen (15) days after such written notice is given, one or more principals of each party shall meet at a mutually agreeable location in Dallas, Texas, or any other location mutually agreeable to the parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement. If the parties fail to resolve the dispute by written agreement within the fifteen-day (15-day) period, the complaining party may then initiate the arbitration process by filing a demand with JAMS or such other body as the parties may agree upon. Nothing in this paragraph shall prevent a party from seeking temporary equitable relief from JAMS or such other body as the parties may mutually agree upon during the fifteen-day (15-day) period if necessary to prevent irreparable harm.

             The arbitrators shall be selected as follows: the Company and Executive shall each select one (1) independent, qualified arbitrator and the two (2) arbitrators so selected shall select the third arbitrator. Any party may disqualify any individual arbitrator who is a present or past Executive, owner, officer, director, relative or consultant to any party hereto or a competing organization.

             Arbitration shall take place in Dallas, Texas, or any other location mutually agreeable to the parties. At the request of any party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company or Executive, their respective attorneys, and their respective experts or consultants who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

             The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction over the parties.



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             Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the right to attend or participate in the arbitration hearing in such manner as the law shall require.

             If any action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

         11. Power and Authority. Each party executing this Agreement hereby covenants, represents and warrants that he or she has full power and authority to execute this Agreement, that no other consents or approvals of any other third parties are required or necessary for this Agreement to be so binding (except as otherwise herein expressly stated) and that this Agreement shall be fully enforceable in accordance with its terms.

         12. Heirs, Administrators and Successors. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon, the heirs, administrators and successors of each of the parties hereto.

         13. Nonassignability. The Company may assign the benefit of this Agreement to any successor in interest that results from a merger, reorganization or acquisition. Otherwise, no party to this Agreement may assign any right hereunder or delegate any duty hereunder without the written consent of the other party affected by such assignment or delegation.

         14. No Oral Modification. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by a party against whom enforcement of any waiver, change or modification is sought.

         15. Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Texas.

         16. Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

         17. Right of Setoff. Whenever the Company owes Executive any amounts of money by virtue of this Agreement or otherwise, the Company shall be entitled to setoff against any such sums due to Executive the amount of any claims that the Company has against Executive. This right to setoff shall also apply to amounts due on the date of termination.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the matters set forth herein, and all prior agreements,

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understandings or representations are hereby terminated and canceled in their entirely and are of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     COMPANY:

                                     THE UNIMARK GROUP, INC.
                                     A Texas Corporation

                                     By:   /s/ Soren Bjorn
                                        ----------------------------------
                                        Soren Bjorn
                                        President and Chief Executive Officer




                                     Executive:


                                     /s/ Charles Horne
                                     ---------------------------------------
                                     Charles Horne





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